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                                                                   Exhibit g(2)

                              Smith Barney Trust II
                              388 Greenwich Street
                            New York, New York 10013

                                __________ __, 2001

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

     Re: Smith Barney Trust II - Custodian Contract

Ladies and Gentlemen:

     Pursuant to Section 17 of the Custodian Contract dated as of ________ __, ____ (the "Contract"), between Smith Barney Trust II (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that Smith Barney International Large Cap Fund (the "Series") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

     Please sign below to evidence your agreement to render such services as custodian on behalf of the Series as a beneficiary under the Contract.


                                   SMITH BARNEY TRUST II

                                By:
                                       -------------------------------

                                Title:
                                       -------------------------------

Agreed:
STATE STREET BANK AND TRUST COMPANY

By:
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Title:
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